Exhibit 99.2

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 and the unaudited pro forma condensed combined statements of operations for the calendar year ended December 31, 2012 and the three months ended March 31, 2013 have been adjusted to give effect to the transactions described in Note 1 to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that Rentech, Inc. (the “Company” or “Rentech”) would have achieved had the transactions described herein actually taken place at the dates indicated, and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the Company’s audited consolidated financial statements and accompanying notes as of and for the calendar year ended December 31, 2012, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on March 18, 2013, (ii) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, which was filed with the SEC on May 9, 2013, and (iii) the audited financial statements of Fulghum Fibres, Inc. (“Fulghum”) for the fiscal years ended March 31, 2013 and 2012, included in this Form 8-K/A as Exhibit 99.1.

The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Pro forma adjustments are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the consolidated results. The final purchase price related to the Fulghum Acquisition, as defined in Note 1, and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statements after the valuation is finalized by the Company, final working capital adjustments are performed and a review of various tax issues is completed. The pro forma condensed combined financial statements do not include adjustments relating to any possible revenue enhancements, expense efficiencies, or other actions that may result from this transaction. In addition to those for the Fulghum Acquisition, pro forma adjustments include the adjustments relating to the Agrifos Acquisition and the offering of the Notes, both as defined in Note 1.

The pro forma financial information has been prepared using the acquisition method of accounting. Accordingly, the assets and liabilities of Fulghum are adjusted to their estimated fair values as of March 31, 2013. The estimates of fair value are preliminary and are dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive valuation. Accordingly, actual adjustments to the consolidated balance sheet and statements of operations will differ, perhaps materially, from those reflected in the pro forma financial information because the assets and liabilities of Fulghum will be recorded at their respective fair values on the date the acquisition described below was consummated and the preliminary assumptions used to estimate these fair values may change.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF MARCH 31, 2013

	Actual as of March 31, 2013
	Rentech	Fulghum	Pro Forma Adjustments		Pro Forma As of March 31, 2013
	(in thousands)
ASSETS
Current assets:
Cash	$135,312	$13,458	$103,566	(a)	$188,807
			(60,001	)(b)
			(3,528	)(c)
Accounts receivable	9,736	6,511	—		16,247
Inventories	51,562	9,394	(6,562	)(d)	54,394
Prepaid expenses and other current assets	6,681	866	—		7,547
Deferred income taxes	766	—	—		766
Other receivables, net	4,103	1,640	—		5,743

Total current assets	208,160	31,869	33,475		273,504
Property, plant and equipment, net	131,920	76,235	6,562	(d)	225,494
			10,777	(b)
Construction in progress	70,705	—	426	(b)	71,131
Other assets:
Goodwill	56,592	—	2,630	(b)	76,470
			17,248	(e)
Intangible assets	25,310	—	32,496	(b)	57,806
Debt issuance costs	6,514	—	8,172	(a)	8,851
			(5,835	)(a)
Property held for sale	2,475	—	—		2,475
Deposits and other assets	1,028	39	454	(b)	1,521

Total other assets	91,919	39	55,165		147,123

Total assets	$502,704	$108,143	$106,405		$717,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,967	$6,055	$—		$21,022
Accrued payroll and benefits	5,519	—	—		5,519
Accrued liabilities	14,899	2,759	(402	)(a)	17,256
Deferred revenue	59,720	793	—		60,513
Credit facilities and term loans	7,750	20,319	(7,750	)(a)	16,791
			(3,528	)(c)
Asset retirement obligation	2,776	—	—		2,776
Other	455	—	(380	)(a)	75

Total current liabilities	106,086	29,926	(12,060)		123,952
Long-term liabilities:
Credit facilities and term loans, net of current portion	199,202	43,157	(199,202	)(a)	43,157
Notes	—	—	320,000	(a)	320,000
Earn-out consideration	5,132	—	—		5,132
Unfavorable processing agreements	—	—	6,161	(b)	6,161
Deferred income taxes	766	11,502	(9,194	)(e)	3,074
Other	2,762	178	(527	)(a)	2,413

Total long-term liabilities	207,862	54,837	117,238		379,937

Total liabilities	313,948	84,763	105,178		503,889

Stockholders’ equity:
Common stock	2,258	1	(1	)(b)	2,258
Preferred stock	—	1,328	(1,328	)(b)	—
Additional paid-in capital	537,893	—			537,893
Accumulated deficit	(389,047)	28,515	(3,495	)(a)	(366,100)
			(28,515	)(b)
			26,442	(e)
Treasury stock	—	(7,818)	7,818	(b)	—
Accumulated other comprehensive income	100	162	(162	)(b)	100

Total Rentech stockholders’ equity	151,204	22,188	759		174,151
Noncontrolling interests	37,552	1,192	(2,340	)(a)	39,212
			2,808	(b)

Total equity	188,756	23,380	1,227		213,363

Total liabilities and stockholders’ equity	$502,704	$108,143	$106,405		$717,252

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Actual Fiscal Year Ended December 31, 2012 Rentech	Actual Ten Months Ended October 31, 2012 Agrifos Fertilizer	Actual Fiscal Year Ended March 31, 2013 Fulghum	Subtotal	Pro Forma Adjustments		Pro Forma Fiscal Year Ended December 31, 2012
Revenues
Product sales	$261,368	$126,052	$—	$387,420	$—		$387,420
Service revenues	—	—	104,642	104,642	—		104,642
Other revenues	557	432	—	989	—		989

Total revenues	261,925	126,484	104,642	493,051	—		493,051

Cost of sales
Product	129,806	120,100	—	249,906	89	(a)	251,154
					(1,268	)(b)
					2,427	(c)
Service	—	—	94,580	94,580	2,854	(d)	97,205
					(229	)(e)
Other	200	—	—	200	—		200

Total cost of sales	130,006	120,100	94,580	344,686	3,873		348,559

Gross profit	131,919	6,384	10,062	148,365	(3,873)		144,492

Operating expenses
Selling, general and administrative expense	48,240	7,461	4,303	60,004	1,268	(b)	57,141
					(4,131	)(f)
Research and development	20,944	—	—	20,944	—		20,944
Depreciation	3,754	—	—	3,754	—		3,754
Loss on impairments	15,965	—	—	15,965	—		15,965
Other	(328)	—	—	(328)	—		(328)

Total operating expenses	88,575	7,461	4,303	100,339	(2,863)		97,476

Operating income (loss)	43,344	(1,077)	5,759	48,026	(1,010)		47,016

Other income (expense), net
Interest expense	(8,949)	(958)	—	(9,907)	(20,800	)(g)	(29,354)
					(1,066	)(h)
					1,461	(i)
					958	(j)
Loss on debt extinguishment	(4,801)		—	(4,801)	2,114	(k)	(2,687)
Loss on interest rate swaps	(951)		—	(951)	951	(l)	—
Other income, net	258	1,001	677	1,936	—		1,936

Total other income (expense), net	(14,443)	43	677	(13,723)	(16,382)		(30,105)

Income (loss) from continuing operations before income taxes	28,901	(1,034)	6,436	34,303	(17,392)		16,911
Income tax (benefit) expense	1,364	3,606	2,382	7,352	(5,413	)(m)	(24,503)
					(26,442	)(n)

Income (loss) from continuing operations	27,537	(4,640)	4,054	26,951	14,463		41,414
Income from discontinued operations	150	—	—	150	—		150

Net income (loss)	27,687	(4,640)	4,054	27,101	14,463		41,564
Net income attributable to noncontrolling interests	(41,687)	—	(204)	(41,891)	4,475	(o)	(37,416)

Net loss attributable to Rentech	$(14,000)	$(4,640)	$3,850	$(14,790)	$18,938		$4,148

Net loss per common share attributable to Rentech:
Basic	$(0.06)						$0.02
Diluted	$(0.06)						$0.02
Weighted-average units used to compute net loss per common share:
Basic and diluted	223,189						223,189

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

	Actual Three Months Ended March 31, 2013 Rentech	Actual Three Months Ended March 31, 2013 Fulghum	Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2013
	(in thousands, except per share data)
Revenues
Product sales	$58,733	$—	$—		$58,733
Service revenues	—	28,809	—		28,809
Other revenues	934	—	—		934

Total revenues	59,667	28,809	—		88,476

Cost of sales
Product	36,845	—			36,845
Service	—	26,732	713	(d)	27,397
			(48	)(e)
Other	50	—	—		50

Total cost of sales	36,895	26,732	665		64,292

Gross profit	22,772	2,077	(665)		24,184

Operating expenses
Selling, general and administrative expense	13,652	1,113	(682	)(p)	14,083
Research and development	5,747	—	—		5,747
Depreciation	1,185	—	—		1,185
Other	120	—	—		120

Total operating expenses	20,704	1,113	(682)		21,135

Operating income	2,068	964	17		3,049

Other income (expense), net
Interest expense	(1,804)	—	(5,200	)(g)	(5,467)
			(266	)(h)
			1,803	(i)
Other income (expense), net	(110)	415	(89	)(l)	216

Total other income (expense), net	(1,914)	415	(3,752)		(5,251)

Income before income taxes	154	1,379	(3,735)		(2,202)
Income tax (benefit) expense	(632)	275	—		(357)

Net income	786	1,104	(3,735)		(1,845)
Net income attributable to noncontrolling interests	(6,026)	(120)	1,469	(o)	(4,677)

Net loss attributable to Rentech	$(5,240)	$984	$(2,266)		$(6,522)

Net income (loss) per common share attributable to Rentech:
Basic	$(0.02)				$(0.03)
Diluted	$(0.02)				$(0.03)
Weighted-average units used to compute net income (loss) per common share:
Basic and diluted	225,222				225,222

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Organization and Basis of Presentation

On May 1, 2013, the Company acquired all of the capital stock of Fulghum for approximately $63.5 million in cash (the “Fulghum Acquisition”).

Rentech Nitrogen Partners, L.P. (the “Partnership”) is an indirect majority-owned subsidiary of the Company. On April 12, 2013, the Partnership and Rentech Nitrogen Finance Corporation, a wholly-owned subsidiary of the Partnership, (collectively the “Issuers”) issued $320.0 million of 6.5% second lien senior secured notes due 2021 (the “Notes”) to qualified institutional buyers and non-U.S. persons in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes bear interest at a rate of 6.5% per year, payable semi-annually in arrears commencing on October 15, 2013. The Notes will mature on April 15, 2021, unless repurchased or redeemed earlier in accordance with their terms.

On November 1, 2012, the Partnership acquired (the “Agrifos Acquisition”) 100% of the membership interest of Agrifos LLC (“Agrifos”). The purchase price for Agrifos and its subsidiaries consisted of an initial purchase price of approximately $136.0 million in cash, less estimated working capital adjustments, and $20.0 million in common units representing limited partnership interests in the Partnership (the “Common Units”), as well as potential earn-out consideration of up to $50.0 million to be paid in Common Units or cash at the Partnership’s option based on the amount by which the two-year Adjusted EBITDA (as defined in the purchase agreement) of the Partnership’s facility in Pasadena, Texas that was acquired in the Agrifos Acquisition (the “Pasadena Facility”) exceeds certain Adjusted EBITDA thresholds. Any earn-out consideration would be paid after April 30, 2015 and the completion of the relevant calculations.

The unaudited pro forma condensed combined financial statements have been derived from the audited and unaudited historical financial statements of the Company, Fulghum and Agrifos.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 includes Fulghum’s statement of income for the fiscal year ended March 31, 2013. SEC regulations allow the combining of statements of operations with different year ends when the fiscal year ends for such statements of operations differ by no more than 93 days.

The pro forma adjustments have been prepared as if the transactions described above had taken place on March 31, 2013 in the case of the unaudited pro forma condensed combined balance sheet, or as of January 1, 2012 in the case of the unaudited pro forma condensed combined statements of operations.

The Fulghum Acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method. Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values. The Company has made estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the Fulghum Acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on Fulghum’s assets acquired and liabilities assumed at the consummation of the Fulghum Acquisition.

(2) Preliminary Allocation of Purchase Price and Calculation of Goodwill

As discussed in note 1, the Company has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates and valuations. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Fulghum Acquisition, the actual amounts recorded for the Fulghum Acquisition may differ materially from the information presented. A final determination of fair values will be based on the assets acquired and the liabilities assumed of Fulghum at the consummation of the Fulghum Acquisition.

The preliminary purchase price consisted of approximately $63.5 million of cash, including approximately $3.5 million used to retire certain debt of Fulghum at closing.

The Company’s preliminary purchase price allocation as of March 31, 2013 is as follows (amounts in thousands):

Cash	$13,458
Accounts receivable	6,511
Inventories	2,832
Prepaid expenses and other current assets	866
Other receivables, net	1,640
Property, plant and equipment	93,574
Construction in progress	426
Intangible assets (Trade name - $5,496 and Processing agreements - $27,000)	32,496
Goodwill	19,878
Other assets	493
Accounts payable	(6,055)
Accrued liabilities	(2,759)
Deferred revenue	(793)
Credit facility and loans, current portion	(16,791)
Asset retirement obligation	(178)
Credit facility and loans, net of current portion	(43,157)
Unfavorable processing agreements	(6,161)
Deferred income taxes	(28,750)
Noncontrolling interests	(4,000)

Total preliminary purchase price	$63,530

(3) Pro Forma Condensed Combined Balance Sheet Adjustments and Assumptions

(a) Reflects the issuance of the Notes in the amount of $320.0 million, the repayment in full of the Partnership’s existing credit facilities and term loan, including accrued interest, in the amount of $207.0 million and interest rate swaps in the amount of $0.8 million, incurrence of debt issuance costs on the Notes of approximately $8.2 million and write-off of debt issuance costs related to the credit facilities and term loan of $5.8 million.

(b) Reflects the increase in historical cost of certain assets acquired and liabilities assumed to reflect their fair value, the elimination of historical Fulghum equity accounts and approximately $60.0 million of the approximately $63.5 million of cash consideration.

(c) Reflects payoff of certain Fulghum debt at closing.

(d) Reclassification of Fulghum spare parts from inventories to property, plant and equipment to conform with Rentech’s method of reporting.

(e) Reflects increase in goodwill, decrease in deferred taxes and release of tax valuation allowance due to Fulghum Acquisition.

(4) Pro Forma Condensed Combined Statement of Operations Adjustments and Assumptions

(a) Reflects adjustment to Agrifos’ inventories due to changing from standard costing for inventories to first-in first-out method.

(b) Reclassification of certain Agrifos department expenses from cost of sales to selling, general and administrative expense to conform with the Partnership’s presentation of costs.

(c) Reflects increase in depreciation and amortization expense due to increase in values of property, plant and equipment and intangible assets as a result of the Agrifos Acquisition.

(d) Reflects increase in depreciation and amortization expense due to increase in values of property, plant and equipment and intangible assets as a result of the Fulghum Acquisition.

(e) Reflects the elimination of historical interest expense related to Fulghum debt paid off at closing of Fulghum Acquisition.

(f) Reflects the elimination of transaction costs for the Agrifos Acquisition incurred through December 31, 2012.

(g) Reflects interest expense on outstanding borrowings under the Notes based on an interest rate of 6.5%.

(h) Reflects the estimated amortization of related debt issuance costs of the Notes over an eight year period.

(i) Reflects the elimination of historical interest expense related to the Partnership’s previous credit facilities and term loans.

(j) Reflects the elimination of historical interest expense related to Agrifos’ credit facility and term loan.

(k) Reflects the elimination of the Partnership’s historical loss on debt extinguishment.

(l) Reflects the elimination of the Partnership’s historical loss on interest rate swaps.

(m) Reflects the elimination of certain historical income tax expense.

(n) Reflects release of tax valuation allowance due to Fulghum Acquisition.

(o) Reflects net income attributable to noncontrolling interests, which represents the portion of results of operations in the Partnership not attributable, directly or indirectly, to the Company.

(p) Reflects the elimination of transaction costs for the Fulghum Acquisition incurred through March 31, 2013.

(5) Pro Forma Net Income Per Common Share Attributable to Rentech

Basic pro forma income (loss) per common share attributable to Rentech is calculated by dividing net income (loss) attributable to Rentech by the weighted average number of common shares outstanding for the period. Diluted pro forma net income (loss) per common share attributable to Rentech is calculated by dividing net income (loss) attributable to Rentech by the weighted average number of common shares outstanding plus the dilutive effect, calculated using the “treasury stock” method for the unvested restricted stock units, outstanding stock options and warrants.